Exhibit 10.13

CONFIDENTIAL	Execution Version

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

DATE: OCTOBER 26, 2015

NOVATION AGREEMENT

Among ALMIRALL, S.A. ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD. IRONWOOD PHARMACEUTICALS, INC.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

THIS NOVATION AGREEMENT (the “Agreement”) is made on the 26th day of October 2015

BETWEEN:

(1)                                          ALMIRALL, S.A., a Spanish company, whose registered office is at Ronda General Mitre, 151, 08022 Barcelona, Spain (the “Transferor”);

(2)                                          IRONWOOD PHARMACEUTICALS, INC., a Delaware company, whose registered office is at 301 Binney Street, Cambridge, MA 02142 USA (the “Licensor”); and

(3)                                          ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD., a company registered in Ireland, whose registered office is at Clonshaugh Business & Technology Park, Coolock, Dublin, D17 E400, Ireland (the “Transferee”)

(together the “Parties” and each a “Party”).

RECITALS

(A)                                        The Transferor and the Licensor are parties to the Transferred Contracts (defined below).

(B)                                        The Transferor and the Transferee are parties to the Main Agreement (defined below).

(C)                                        Each of the Parties is willing to agree that the Transferee will assume certain of the Transferor’s liabilities and obligations, and enjoy certain of the Transferor’s rights and benefits, under the Transferred Contracts in place of and to the exclusion of the Transferor, in each case, as of the Effective Time and on the other terms set forth in and subject to this Agreement.

IT IS AGREED as follows:

1.                                               INTERPRETATION

1.1                                        Capitalized terms used but not defined in this Agreement shall have the meaning given to them in the License Agreement. In this Agreement, including the recitals, the following words and expressions shall have the following meanings:

“Effective Time” means the date of this Agreement first above written.

“Liabilities and Obligations” means all liabilities and obligations (and all claims arising from them) whatsoever, whenever and howsoever arising in connection with the performance or non-performance of a Transferred Contract or Retained Contract, as applicable, including all indemnification obligations pursuant to a Transferred Contract or Retained Contract, as applicable (in each case whether known or unknown, performed or unperformed, discharged or undischarged, actual, accrued, future, contingent, or prospective, and whether arising in contract, tort or otherwise).

“License Agreement” means the License Agreement dated April 30, 2009 between the Transferor and the Licensor regarding the Product and Licensed Compound, as amended or supplemented by (a) [**], (b) [**], (c) [**], (d) [**], (e) an Amendment dated June 11, 2013 between the Transferor and the Licensor, (f) [**], (g) [**] and (h) an Amendment dated February 26, 2014 between the Transferor and the Licensor.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Main Agreement” means that certain Agreement relating to Linaclotide between the Transferor and the Transferee dated as of October 26, 2015 pursuant to which Transferor and Transferee have agreed to transfer substantially all rights relating to Linaclotide from Transferor to Transferee, including the Transferred Contracts as set forth in this Agreement.

“Manufacturing and Supply Agreement” means the Manufacturing and Supply Agreement dated April 13, 2010 between the Transferor and the Licensor, as amended by an Amendment dated July 1, 2013 between the Transferor and the Licensor.

“Pharmacovigilance Agreement” means the Pharmacovigilance Agreement dated September 30, 2010 between the Transferor and the Licensor, as amended and restated by the Amended and Restated Pharmacovigilance Agreement dated June 11, 2014 between the Transferor and the Licensor.

“Quality Agreements” means (a) the Quality Agreement dated August 7, 2009 between the Transferor and the Licensor, and (b) the Quality Agreement dated May 7, 2014 between the Transferor and the Licensor.

“Retained Contracts” means [**].

“Rights” means all rights and benefits (and all claims arising from them) whatsoever, whenever and howsoever arising in connection with the performance or non-performance of a Transferred Contract or Retained Contract, as applicable, including all indemnification rights pursuant to a Transferred Contract or Retained Contract, as applicable (in each case whether known or unknown, actual, accrued, future, contingent or prospective, and whether arising in contract, tort or otherwise).

“[**]” means [**].

“Transferred Contracts” means each of (a) the License Agreement [**].  For the avoidance of doubt, the Transferred Contracts will not include any Retained Contract.

1.2                                        Headings are used in this Agreement for convenience only and shall not affect its interpretation.

1.3                                        In this Agreement, unless otherwise stated or the context otherwise requires, references to clauses, sub-clauses and schedules are, respectively, to clauses, sub-clauses and schedules in or to this Agreement.

1.4                                        Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa and references to any gender shall include all other genders.  References to any person include bodies corporate, unincorporated associations, partnerships, governments, governmental agencies and departments, statutory bodies or other entities, in each case whether or not having a separate legal personality.

1.5                                        In this Agreement, unless otherwise stated or the context otherwise requires, references to the word “including” will be construed as “including without limitation.”

2.                                               NOVATION OF TRANSFERRED CONTRACTS

2.1                                        With effect on and after the Effective Time:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

2.1.1                              the Licensor shall release the Transferor from the observance, performance and discharge of the Liabilities and Obligations arising from performance or non-performance of the Transferred Contracts by or on behalf of Transferee on and after the Effective Time (the “Post-Effective Time Liabilities and Obligations”);

2.1.2                              the Transferee shall be entitled to the Rights arising from the Transferred Contracts on and after the Effective Time that would have been Rights of Transferor in the absence of this Agreement (the “Post-Effective Time Rights”) and in place of and to the exclusion of the Transferor;

2.1.3                              the Transferee undertakes and covenants as a separate obligation with each of the Transferor and the Licensor to assume, observe, perform, discharge and be bound by the Post-Effective Time Liabilities and Obligations arising from the performance or non-performance of the Transferred Contracts in place of and to the exclusion of the Transferor;

2.1.4                              each of the Licensor and the Transferor accepts the observance, performance and discharge of the Post-Effective Time Liabilities and Obligations arising from the performance or non-performance of the Transferred Contracts and the acceptance of the Post-Effective Time Rights by the Transferee in place of and to the exclusion of the Transferor;

2.1.5                              each of the Licensor and Transferor hereby releases the Transferee from the observance, performance and discharge of the Liabilities and Obligations arising from performance or non-performance of the Transferred Contracts by or on behalf of Transferor prior to the Effective Time;

2.1.6                              Transferor hereby releases Licensor from the observance, performance and discharge of the Liabilities and Obligations arising from performance or non-performance of the Transferred Contracts by or on behalf of Licensor on or after the Effective Time; and

2.1.7                              Transferee hereby releases Licensor from the observance, performance and discharge of the Liabilities and Obligations arising from performance or non-performance of the Transferred Contracts by or on behalf of Licensor prior to the Effective Time;

and the Transferred Contracts shall be read and construed accordingly. As of and following the Effective Time, the term “Partner,” “Almirall,” or other defined terms referencing the Transferor in the Transferred Contracts will be deemed to refer to the Transferee. For clarity, (a) neither the Licensor nor the Transferor releases the other Party from the observance, performance or discharge of the Liabilities and Obligations (i) that arise from performance or non-performance of the Transferred Contracts by or on behalf of the other Party prior to the Effective Time, and (ii) that arise from performance or non-performance of the Retained Contracts by or on behalf of the other Party at any time, and (b) Licensor and Transferor shall continue to be entitled to the Rights that arise from (I) the Transferred Contracts prior to the Effective Time, and (II) the Retained Contracts at any time, in the case of (I) and (II), to the exclusion of Transferee.  Further, for clarity, Transferee is not assuming and will not be liable for any Liabilities and Obligations arising from performance or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

non-performance of (x) the Transferred Contracts by or on behalf of Transferor prior to the Effective Time or (y) the Retained Contracts by or on behalf of the Transferor or the Licensor at any time.

2.2                                        (a) Each of the Licensor and the Transferee severally undertakes and covenants with the Transferor that it shall release the Transferor and not make any claim, counterclaim, demand, action or proceeding (including arbitration) of any nature whatsoever, or seek to enforce any right or interest, against the Transferor, with respect to the Post-Effective Time Liabilities and Obligations, and (b) the Transferor undertakes and covenants with the Licensor that it shall release the Licensor and not make any claim, counterclaim, demand, action or proceeding (including arbitration) of any nature whatsoever, or seek to enforce any right or interest, against the Licensor, with respect to the Liabilities and Obligations arising from performance or non-performance of the Transferred Contracts and/or the exploitation of any Right (including to Technology or other intellectual property) under the Transferred Contracts, in each case, on or after the Effective Time. Transferor undertakes and covenants with the Transferee that it shall release the Transferee and not make any claim, counterclaim, demand, action or proceeding (including arbitration) of any nature whatsoever, or seek to enforce any right or interest, against the Transferee, with respect to the Post-Effective Time Liabilities and Obligations.

2.3                                        As of the Effective Time, each of the Transferee and the Licensor makes to the other the representations and warranties set forth in [**] of the License Agreement (with respect to this Agreement and each Transferred Contract).  As of the Effective Time, the Transferee makes to the Licensor the representations and warranties in [**] of the License Agreement, and the Licensor makes to the Transferee the representations and warranties in [**] of the License Agreement.  Each of the Transferee and the Licensor additionally hereby represents, warrants and covenants to the other that it will comply with Applicable Law in connection with exercising its rights and complying with its obligations under the Transferred Contracts from and after the Effective Time.

2.4                                        The Licensor and the Transferor each represents and warrants to the Transferee that the documents attached hereto as Exhibit A are true, correct and complete copies of the Transferred Contracts.

2.5                                        Clauses 2.1 and 2.2 are subject in all respects to clause 3 below.

3.                                               SURVIVAL OF OBLIGATIONS

3.1                                        Notwithstanding the provisions of clause 2:

3.1.1                              Subject to the remainder of this clause 3.1.1, the Transferor undertakes to the Licensor, and the Licensor undertakes to the Transferor, that it shall observe and perform the duties of confidentiality and non-disclosure it would have owed to the other under the Transferred Contracts on or after the Effective Time in the absence of this Agreement, including pursuant to Section 5.1 (Confidentiality) of the License Agreement. The Transferor and the Licensor may each disclose to the Transferee information in its possession relating to the subject matter of the Transferred Contracts to the extent it is reasonably required by the Transferee in order to exercise the Post-Effective Time Rights or discharge the Post-Effective Time Liabilities and Obligations assumed by the Transferee under clause 2. Additionally, unless otherwise agreed to in writing, the Parties

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

agree to keep confidential the existence and contents of this Agreement; provided, that the restrictions of this clause 3.1.1 will not prohibit (a) any Party from making any disclosure that is required by applicable law, rule or regulation, or the requirements of a national securities exchange or another similar regulatory body, or (b) the Licensor or Transferee from disclosing the existence and contents of this Agreement to any Third Party supplier, partner or licensee of the Licensed Compound or the Product, subject to the restrictions of Section 5.7 (Communications with other Linaclotide Partners) of the License Agreement and to confidentiality obligations no less restrictive than those set forth in Section 5.1 (Confidentiality) of the License Agreement.

3.1.2                              [**] of the License Agreement will continue to apply to [**] for a period of [**].

3.1.3                              [**] of the License Agreement will continue to apply to [**] for a period of [**].

3.1.4                              [**] of the License Agreement will continue to apply to [**] for a period of [**].

3.1.5                              [**] of the License Agreement will continue to apply to [**] so long as the License Agreement remains in effect, and thereafter in accordance with [**] of the License Agreement.

3.1.6                              With respect to any Technology or other intellectual property which the Transferor licensed rights to Licensor prior to the Effective Time pursuant to any Transferred Contract, the license of such rights pursuant to such Transferred Contract will remain in effect with respect to the Transferor until ownership of such Technology or other intellectual property (including all rights, title, and interests therein) is transferred to the Transferee. Without limiting the generality of the foregoing, [**] of the License Agreement will remain in effect with respect to [**] until [**].

3.1.7                              For clarity, payment obligations accrued by the Transferor under any Transferred Contract prior to the Effective Time will remain the responsibility of the Transferor, and the Transferor will make such payments directly to the Licensor in accordance with the Transferred Contracts. The Transferor will provide to the Licensor a final report required by Section 4.4 of the License Agreement within 45 days after the end of the Calendar Quarter during which the Effective Time occurs. For the avoidance of doubt, the Transferee shall also have an obligation to provide a report with respect to the period after the Effective Time pursuant to Section 4.4 of the License Agreement at such time.  Without limiting the generality of the foregoing, [**] of the License Agreement will remain binding and in effect between the Transferor and the Licensor with respect to Transferor’s activities and obligations prior to the Effective Time until [**], and in the case of [**] of the License Agreement, [**] following the Year in which the Effective Time occurs.

4.                                               GENERAL

4.1                                        Each Party, from time to time on being required to do so by another Party, shall [**] do or procure the doing of all such acts and/or execute or procure the execution of all such documents in such form

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

                                                         as the Party which has required it may reasonably consider necessary for giving full effect to this Agreement and securing to that Party the full benefit of the rights, powers and remedies conferred upon that Party in this Agreement. Without limiting the generality of the foregoing, the Transferor will (a) transfer to the Transferee ownership of all Technology and other intellectual property (including all rights, title, and interests therein) with respect to which the Transferor licensed rights to the Licensor prior to the Effective Time pursuant to any Transferred Contract, (b) transfer to the Transferee all Regulatory Submissions, other regulatory filings and related material relating to the Transferred Contracts, and (c) transfer to the Transferee ownership of any other asset, record, and agreement (including all rights, title, and interests therein) held by the Transferor that is reasonably required for the Transferee to assume, observe, perform, discharge and be bound by the Post-Effective Time Liabilities and Obligations, or is otherwise primarily related to the Transferred Contracts.

4.2                                        In accordance with Section 10.8 of the License Agreement, Licensor hereby gives its written consent to Transferee to subcontract (but, for clarity, not to sublicense) to Transferor obligations under the License Agreement pursuant to and on the terms set forth in the Transitional Services Agreement between Transferee and Transferor dated October 26, 2015 (the “Transitional Services Agreement”) and the Transitional Toll Manufacturing Agreement between Transferee and Transferor dated October 26, 2015 (the “Transitional Toll Manufacturing Agreement”), true, accurate and complete copies of which (other than for the redaction of the financial terms) have been provided to Licensor prior to the Effective Time. To the extent that the Transferor provides goods or services to, or conducts work on behalf of, the Transferee pursuant to the Transitional Services Agreement or Transitional Toll Manufacturing Agreement on or after the Effective Time, and subject to the rights and obligations of Licensor and Transferee under the Transferred Contracts with respect thereto:

4.2.1                              Transferee shall ensure that the goods or services provided, or the performance of such work, by Transferor shall be consistent with the Transferred Contracts;

4.2.2                              Transferee shall promptly notify Licensor of (a) any claim of breach under the Transitional Services Agreement or Transitional Toll Manufacturing Agreement, (b) the execution of any amendment of the Transitional Services Agreement or Transitional Toll Manufacturing Agreement, or the making of any material changes to the services provided thereunder, whether by amendment or other means (subject to the rights and obligations of Licensor and Transferee under the Transferred Contracts with respect thereto, including, for clarity, delegations pursuant to Section 10.8 of the License Agreement), or (c) any notice of termination of the Transitional Services Agreement or Transitional Toll Manufacturing Agreement prior to the expiration thereof;

4.2.3                              the Transferee (and not Licensor) shall be responsible for all of the financial and other obligations for the provision of such goods or services or the performance of such work by Transferor;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

4.2.4                              the subcontracted and delegated obligations under this clause 4.2 may not be further subcontracted or delegated to any third party without further compliance with Section 10.8 of the License Agreement with respect to such subcontracting or delegating;

4.2.5                              the Transferee shall remain fully responsible to Licensor for the performance of those obligations under the Transferred Contracts which it delegates to Transferor (including the obligations under Section 3.2.1 and Section 3.2.2 of the License Agreement) and Licensor may proceed directly against Transferee for any breach of Transferee’s obligations under the Transferred Contracts that are delegated to Transferor; and

4.2.6                              the Transferor will promptly disclose to the Transferee all Technology and other intellectual property conceived or reduced to practice by the Transferor during the provision of such goods or services or the performance of such work, and the Transferor will and hereby does assign to the Transferee all rights, title, and interests in and to all such Technology and other intellectual property.

4.3                                        Transferor hereby covenants and agrees it shall not, without Licensor’s prior written consent, [**].

4.4                                        (a) Notwithstanding Section 12.5 of the [**], the [**] shall not, as of the Effective Time, [**], and (b) [**] shall not, as of the Effective Time, [**].

Notwithstanding Section 10.1 of the [**] and Section 15 of each of the [**], Licensor and Transferor hereby agree that the [**] and [**] shall terminate as of the Effective Time with no further force and effect; provided that Section 10.2 of the [**] shall continue to apply.

4.5                                        This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts.  Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute one and the same Agreement and any Party may execute this Agreement by signing any one or more of such counterparts.  Signature pages of this Agreement may be exchanged by email/pdf or other electronic means without affecting the validity thereof.

4.6                                        No variation of this Agreement shall be binding on any Party unless and to the extent that it is recorded in a written document executed by that Party.

4.7                                        Nothing in this Agreement is intended to confer on any third party any right to enforce any term of this Agreement.

4.8                                        This Agreement, and any non-contractual rights or obligations arising out of or in connection with it or its subject matter, shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws, and the Parties irrevocably agree that any dispute which may arise out of or in connection with this Agreement or its subject matter shall be resolved through arbitration in accordance with Sections 10.1.2 and 10.1.3 in the License Agreement, which for purposes hereof are deemed repeated in this Agreement, mutatis mutandis.

4.9                                        A notice under this Agreement shall only be effective if it is in writing and delivered personally or sent by courier (reputable express international courier if overseas).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Notice given under this Agreement shall be (a) in writing and in English, and (b) sent to the relevant Party for the attention of the contact and to the address specified below, or such other address, or person as that Party may notify to the other in accordance with the provisions of this clause 4.9.

4.9.1                              The addresses for service of notices and communications are:

(a)	Transferor:	Almirall, S.A.
Ronda General Mitre, 151
08022 Barcelona
Spain
Attention: Head Legal Department

(b)	Transferee:	Allergan Pharmaceuticals International Ltd.
Clonshaugh Business & Technology Park
Coolock
Dublin, D17 E400
Ireland
Attention: Managing Director

	With a copy to:	Allergan plc
Morris Corporate Center III
400 Interpace Parkway
Parsippany, NJ 07054
United States
Attention: Chief Legal Officer

(c)	Licensor:	Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, MA 02142
United States
Attention: Chief Legal Officer

	With a copy to:	Ropes & Gray LLP
800 Boylston Street
Boston, MA 02199
United States
Attention: Marc A. Rubenstein

A Party may change its details for service of notices as specified in this clause 4.9 by giving notice in writing to the other Parties in accordance with this clause 4.9.

This clause 4.9 does not apply to the service of any proceedings or other documents in any legal action or proceedings.

4.10                                 Each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and implementation of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

4.11                                 This Agreement (together with the Transferred Contracts), embodies all of the understandings and obligations between the Parties concerning the subject matter hereof, and supersedes, replaces and cancels any and all prior arrangements, agreements or understandings, whether oral or written, between the Parties with respect to the subject matter hereof.  For clarity, the Retained Contracts shall not be superseded, replaced or canceled by the foregoing sentenced.

[Balance of Page is Intentionally Blank - Signature Page Follows]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS of which the parties have executed this Agreement on the dates set forth.

ALMIRALL, S.A.		ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD.

By:	/s/ Eduardo Sanchiz	By:	/s/ Alex Nesbitt
Name:	Eduardo Sanchiz	Name:	Alex Nesbitt
Title:	Chief Executive Officer	Title:	Director
Date:		Date:

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Thomas Graney
Name:	T. Graney
Title:	CFO
Date:

[Novation Agreement Signature Page]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT A

Transferred Contracts

(See attached.)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT A

TRANSFERRED CONTRACTS

License Agreement:

1.              License Agreement dated April 30, 2009 between the Transferor and the Licensor regarding the Product and Licensed Compound

2.              [**]

3.              [**]

4.              [**]

5.              [**]

6.              [**]

7.              [**]

8.              Amendment to the License Agreement dated June 11, 2013 between the Transferor and the Licensor

9.              [**]

10.       [**]

11.       Amendment to the License Agreement dated February 26, 2014 between the Transferor and the Licensor

[**]

12.       [**]

13.       [**]